Exhibit 16.1

October 20, 2015

U.S. Securities and Exchange Commission

100 F. Street

Washington, DC 20549 – 7561

Ladies and Gentlemen

Re: Focus Universal Inc.

Commission File No. 333-193087

We have read the statements that we understand Focus Universal Inc. will include under Item 4.01 of the Form 8-K report dated October 20, 2015 and agree with such statements in so far as they apply to our firm.

We have no basis to agree or disagree with any other statement made in Item 4.01 of such report.

Sincerely,

/s/ Cutler & Co., LLC

Cutler & Co., LLC

  9605 West 49th Ave. Suite 200 Wheat Ridge, Colorado 80033 ~ Phone 303-968-3281 ~ Fax 303-456-7488 ~ www.cutlercpas.com